EXHIBIT 99
                                                                      ----------
[MRO SOFTWARE LOGO]
FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                           INVESTOR CONTACT:
Vaughn Harring                                           Peter Rice
(781) 280-6855                                           (781) 280-6550
vaughn.harring@mro.com                                   peter.rice@mro.com


                    MRO SOFTWARE TO ACQUIRE MAINCONTROL INC.

           EXPANDS BREADTH OF SOLUTION TO INCLUDE IT ASSET MANAGEMENT

                INTRODUCES FIRST APPLICATION SUITE TO MANAGE ALL
                     STRATEGIC ASSETS WITHIN THE ENTERPRISE

BEDFORD, MASS., May 28, 2002 - MRO Software, Inc. (Nasdaq: MROI), a leading provider of e-Business solutions for strategic asset management, today announced it has entered into a definitive agreement to acquire MainControl, Inc., a privately held company, and a leading provider of IT-asset management solutions. IT assets generally include laptop and desktop computers, servers, software, network equipment and mobile devices. MainControl's software helps customers manage assets throughout their lifecycle--allowing efficient planning, procurement, deployment, tracking, maintenance and retirement of these asset types.

Under the terms of the agreement, MRO Software will acquire all outstanding equity of MainControl for a combination of MRO Software stock and cash, consisting of 1.1 million shares of MRO Software stock and $3.5 million in cash. Based on the closing price of May 28, 2002, this deal is valued at approximately $19 million. MRO Software expects this acquisition to be accretive to pro-forma earnings for the first full year. This agreement has been approved by the Boards of Directors of each company and a majority of the shareholders of MainControl, and is scheduled to close within three weeks. The Company will host a conference call to discuss this news today at 5:00 pm, EDT. Call-in details are at the end of this press release.

With the addition of MainControl's MC/Empower(R), and the flexibility inherent in MRO Software's flagship solution, MAXIMO(R), customErs will have an application suite focused on strategic asset management, asset-related sourcing and procurement and indirect supplier enablement. Strategic assets can be defined as those having a direct and significant impact on a company's operations and performance. This suite, based on an open, Java-based architecture will manage a complete range of strategic assets and eliminate the need for separate point solutions for different asset classes.

MainControl's IT management solution currently manages in excess of 30 million assets at more than 200 companies, through automated asset discovery, asset procurement, provisioning, contracts, inventory, service management, finance and software license compliance. Tracking and managing these assets enables information to be correlated and shared across functional areas of an enterprise, allowing better company-wide visibility resulting in more efficient asset utilization. MAXIMO, MRO Software's strategic MRO solution, is currently used by nearly 10,000 customers and manages a variety of physical asset classes, including: production plants, facilities, and fleets.

The addition of IT-asset management expands the Company's ability to manage all of the enterprise's strategic assets, and streamlines integration between asset management and back-office applications. Using MRO Software's application suite, customers can manage the complete lifecycle of strategic assets and asset-related sourcing and procurement.

"EAM Solutions are expected to evolve beyond single-asset categories. By 2005, G2000 organizations will seek--and EAM suppliers will provide--capabilities to manage a broad range of enterprise assets, as well as link those asset-management solutions to solutions for procurement and financial management. ... There will be an increase in market (both enterprise software and financial) and management demand for a holistic view of the organization's entire portfolio of capital assets." COVERING THE ENTERPRISE ASSETS, METADelta Report, Kip Martin, Research Analyst, META Group.

This acquisition supports the Company's belief that asset management is becoming more important and, in turn, customers are seeking a single asset management suite and not a series of point solutions from multiple vendors. As company leaders look across an organization, many are realizing the true mission-critical nature of certain assets, and the requirement for an enterprise-level management suite--akin to other vital organizational systems. MRO Software can broaden the number of asset classes a company can manage because its solutions now can accommodate a complete range of assets from heavy manufacturing to computing and technology.

"Across our customer base we're seeing asset management examined from a strategic perspective by senior management," said Chip Drapeau, president and CEO, MRO Software. "This is a major pillar in our platform for growth. The acquisition of MainControl and its proven IT-asset management solution is a natural and logical extension for our Company and extends the importance of our applications within the enterprise. With this agreement, we're executing on our vision to deliver a single source Strategic Asset Management suite. By taking a suite approach to asset management, we can help companies manage all their infrastructure and indirect procurement from a common platform."

"We're excited to be a part of MRO Software's vision for the future," said Alex Pinchev, CEO, MainControl. "MainControl's world-class enterprise solution for full life cycle IT-asset



MRO Software / 100 Crosby Drive, Bedford, Massachusetts, 01730 / (781) 280-2000 http://www.mro.com management will integrate smoothly with MRO Software's solutions to provide a unique management capability for an enterprise's entire portfolio of strategic assets. Our broad customer base and our partners will immediately benefit from working with MRO Software, a much larger company with broader support and development capability. We look forward to helping establish MRO Software as the world's preeminent provider of Strategic Asset Management solutions."

US Bancorp Piper Jaffray and Updata Capital Inc. were MRO Software and MainControl's advisors respectively, on this transaction.

The Company will host a conference call with any and all interested persons to discuss this news today at 5:00 pm, EDT. For participants in the U.S., the call-in number is (800) 932-9896, and for international participants the call-in number is (706) 634-5804. An audio replay of the conference call will be available for one week, beginning Tuesday May 28, at 7:00 pm EDT. The replay may be accessed via the domestic playback number of (800) 642-1687, or the international playback number of (706) 645-9291. Participants should use conference ID number 4361350.

ABOUT MRO SOFTWARE, INC.

MRO Software is a leading provider of e-Business solutions for strategic asset management. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 1,000 employees. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

MAXIMO(R) is a registered trademark, and MRO SoftwareTM, and Catalog ManagerTM, are trademarks of, MRO Software, Inc. MC/Empower(R) is a registered trademark of MainControl, Inc.

This press release contains statements concerning future events and the Company's future performance, which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The acquisition



MRO Software / 100 Crosby Drive, Bedford, Massachusetts, 01730 / (781) 280-2000 http://www.mro.com is subject to certain contingencies, and may not be consummated. The Company's actual results could differ materially from those set forth in the forward-looking statements. Factors which might cause such differences include, without limitation: difficulties in integrating the MainControl products, services, development, sales, operations and other personnel and business processes with those of the Company; difficulties in achieving the desired cost savings, or disruption to the acquired business as a result of aggressive cost savings measures; confusion and purchasing delays among potential customers of both companies caused by uncertainties relative to the acquisition; difficulties in selling the newly acquired products to the Company's existing customers, and difficulties in selling the Company's products to MainControl's customers; the existence of liabilities that were not disclosed by or known to MainControl prior to the acquisition; the failure of a market for a single source strategic asset management suite to materialize; and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our most recent Annual Report on Form 10-K as filed with the SEC.

FAIR DISCLOSURE TO INVESTORS. MRO Software is committed to fair disclosure of information about MRO Software without advantage to any particular analyst or investor, consistent with the Securities and Exchange Commission's Fair Disclosure Regulation ("Regulation FD"). Consistent with Regulation FD, it is our policy not to confirm, modify or otherwise comment on our publicly announced guidance in nonpublic communications with analysts or investors. Updates or modifications to our guidance, if any, will be made solely through publicly available press releases. Finally, we assume no obligation to update any forward-looking statements included in this release or in our teleconference, including statements regarding our financial outlook or guidance concerning our anticipated revenue or earnings in any future period.

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MRO Software / 100 Crosby Drive, Bedford, Massachusetts, 01730 / (781) 280-2000
http://www.mro.com